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                                                                   EXHIBIT 23.01



                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the incorporation by reference of our report on the June 30, 1995 consolidated financial statements of Comshare, Incorporated and subsidiaries dated July 27, 1995, included in this Form 10-K, into the Company's previously filed Form S-8 and S-3 registration statements (File No. 33-6730, File No. 33-9755-3, File No. 33-28437, File No. 33-27002, File No. 33-85720, File No. 33-87706, File No.
33-87708 and File No. 33-86908).

                                                            ARTHUR ANDERSEN LLP

Detroit, Michigan
October 9, 1995